As filed with the Securities and Exchange Commission on March 31, 2009

Registration No. 333-125694

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________
Post-Effective Amendment No. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1155910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York 10016 (212) 381-3500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mark D. Fischer, Esq.

Senior Vice President,

General Counsel and Secretary

200 Madison Avenue

New York, New York  10016

(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PHILLIPS-VAN HEUSEN CORPORATION
ASSOCIATES INVESTMENT PLAN FOR HOURLY ASSOCIATES

PHILLIPS-VAN HEUSEN CORPORATION

ASSOCIATES INVESTMENT PLAN FOR SALARIED ASSOCIATES

PHILLIPS-VAN HEUSEN CORPORATION

ASSOCIATES INVESTMENT PLAN FOR RESIDENTS OF

THE COMMONWEALTH OF PUERTO RICO
(Full title of the plan)
___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒  Accelerated filer □        Non-accelerated filer □        Smaller reporting company □

(do not check if a smaller

reporting company)

Explanatory Note

Phillips-Van Heusen Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2005 (Registration No. 333-125694) (the “Registration Statement”).  A total of 450,000 shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), were registered for issuance, offer or sale pursuant to Associates Investment Plans maintained by the Registrant, along with an indeterminate number of interests to be offered or sold pursuant to the Associates Investment Plans, under the Registration Statement.

On December 31, 2008 the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates (the “Hourly AIP”) merged with and into the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates (the “Salaried AIP”).  As of December 31, 2008, 141,446 shares of Common Stock that were registered under the Registration Statement remained available for sale under the Hourly AIP.  In addition, 209,088 shares of Common Stock that were registered under the Registration Statement remain available for sale under the Salaried AIP.  Therefore, 350,534 shares of Common Stock are hereby deregistered, along with all of the interests to be offered or sold pursuant to the Hourly AIP and the Salaried AIP.

The Registration Statement continues in effect as to the 5,000 shares of Common Stock registered for issuance, offer or sale pursuant to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico (the “Puerto Rico AIP”) and the interests to be offered or sold pursuant to the Puerto Rico AIP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Phillips-Van Heusen Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 31st day of March, 2009.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Emanuel Chirico
Emanuel Chirico
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of March, 2009.

Signature	Title
/s/ Emanuel Chirico
Emanuel Chirico	Chief Executive Officer; Director (Principal Executive Officer)
/s/ Michael Shaffer
Michael Shaffer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Bruce Goldstein
Bruce Goldstein	Vice President and Controller (Principal Accounting Officer)
/s/ Mary Baglivo
Mary Baglivo	Director
/s/ Edward H. Cohen
Edward H. Cohen	Director
/s/ Joseph B. Fuller
Joseph B. Fuller	Director
/s/ Margaret L. Jenkins
Margaret L. Jenkins	Director
/s/ Bruce Maggin
Bruce Maggin	Director
/s/ V. James Marino
V. James Marino	Director

/s/ Henry Nasella
Henry Nasella	Director
/s/ Rita M. Rodriguez
Rita M. Rodriguez	Director
/s/ Craig Rydin
Craig Rydin	Director

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of New York, state of New York, on the 31st day of March, 2009.

PHILLIPS-VAN HEUSEN CORPORATION ASSOCIATES INVESTMENT PLAN FOR SALARIED ASSOCIATES

By:	/s/ Pamela N. Hootkin
Pamela N. Hootkin
Member of Administrative Committee

PHILLIPS-VAN HEUSEN CORPORATION ASSOCIATES INVESTMENT PLAN FOR RESIDENTS OF THE COMMONWEALTH OF PUERTO RICO

By:	/s/ Pamela N. Hootkin
Pamela N. Hootkin
Member of Administrative Committee